EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Enova International, Inc. (the “Company”) for the quarterly period ended September 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert S. Clifton, Vice President—Chief Financial Officer and Treasurer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Enova International, Inc. and will be retained by Enova International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

/s/ Robert S. Clifton
Robert S. Clifton
Vice President—Chief Financial Officer and Treasurer

Date: November 12, 2015

The foregoing certification is being furnished solely pursuant to the requirements of 18 U.S.C. § 1350 and is not being filed as a part of the Report or as a separate disclosure document.